February 3, 1997





Mr. Eugene S. Stark, Treasurer
Prudential Mutual Fund Management LLC
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102-4077

Dear Mr. Stark:

This is to confirm that the client-auditor relationship between the Prudential's Gibraltar Fund and Deloitte &
Touche llp has ceased.

Yours truly,

Deloitte & Touche llp
Princeton, New Jersey





cc:  Office of the Chief Accountant
     SECPS Letter File
     Securities and Exchange Commission
     Mail Stop 9-5
     450 5th Street, N.W.
     Washington, D.C.  20549